SUB-ITEM 77C:
Matters submitted to a vote of security holders

During the six months ended September 30, 2013, the stockholders of the Helios
Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector
High Income Fund, Inc., and Helios Strategic Income Fund, Inc. voted on the following proposals at a stockholder meeting on August 22, 2013. The description of the proposal and number of shares voted are as follows:

                                       Shares Voted  Shares Voted  Shares Voted
Helios Advantage Income Fund, Inc.          For        Against       Abstain

1  To elect to the Funds' Board of
   Directors Rodman L. Drake             5,813,128      171,594          -

2  To elect to the Funds' Board of
   Directors Heather Goldman             5,710,656      274,066          -

3  To elect to the Funds' Board of
   Directors Edward A. Kuczmarski        5,768,555      216,167          -

4  To elect to the Funds' Board of
   Directors Kim G. Redding              5,813,051      171,671          -

                                       Shares Voted  Shares Voted  Shares Voted
Helios High Income Fund, Inc.               For        Against       Abstain

1  To elect to the Funds' Board of
   Directors Rodman L. Drake             4,201,115      171,419          -

2  To elect to the Funds' Board of
   Directors Heather Goldman             4,219,977      152,557          -

3  To elect to the Funds' Board of
   Directors Edward A. Kuczmarski        4,236,226      136,308          -

4  To elect to the Funds' Board of
   Directors Kim G. Redding              4,238,539      133,995          -

                                       Shares Voted  Shares Voted  Shares Voted
Helios Multi-Sector High Income             For        Against       Abstain
Fund, Inc.

1  To elect to the Funds' Board of
   Directors Rodman L. Drake             6,714,704      179,515          -

2  To elect to the Funds' Board of
   Directors Heather Goldman             6,563,950      330,269          -

3  To elect to the Funds' Board of
   Directors Edward A. Kuczmarski        6,669,295      224,924          -

4  To elect to the Funds' Board of
   Directors Kim G. Redding              6,719,304      174,915          -

                                       Shares Voted  Shares Voted  Shares Voted
Helios Strategic Income Fund, Inc.          For        Against       Abstain

1  To elect to the Funds' Board of
   Directors Rodman L. Drake             5,308,876      102,777          -

2  To elect to the Funds' Board of
   Directors Heather Goldman             5,299,145      112,508          -

3  To elect to the Funds' Board of
   Directors Edward A. Kuczmarski        5,291,919      119,734          -

4  To elect to the Funds' Board of
   Directors Kim G. Redding              5,308,198      103,455          -